                                 LABOR AGREEMENT


                                     BETWEEN


                             SERTA MATTRESS COMPANY
             (FOR ITS FACILITY LOCATED IN PIERCE COUNTY, WASHINGTON)

                                       AND

                        LUMBER AND SAWMILL WORKERS UNION
                                   LOCAL 2633

              AFFILIATED WITH WESTERN COUNCIL OF INDUSTRIAL WORKERS

                     CHARTERED BY THE UNITED BROTHERHOOD OF
                    CARPENTERS & JOINERS OF AMERICA, AFL-CIO









                            MAY 1, 1997 - MAY 1, 2000

                             Serta Mattress Company
                                       And
                          Lumber & Sawmill Workers 2633


                                TABLE OF CONTENTS


                                                                    PAGE NO.
ARTICLE I         BARGAINING UNIT ................................    1
ARTICLE II        COMMITTEES AND ARBITRATION .....................    3
ARTICLE III       WORKDAY - WORKWEEK - OVERTIME ..................    4
ARTICLE IV        HEALTH, SAFETY, RETIREMENT & TIME LOSS .........    6
ARTICLE V         PENSION ........................................    8
ARTICLE VI        SENIORITY ......................................    9
ARTICLE VII       LEAVE OF ABSENCE ...............................    10
ARTICLE VIII      HOLIDAYS .......................................    10
ARTICLE IX        DISCHARGE RIGHTS ...............................    11
ARTICLE X         VACATIONS ......................................    13
ARTICLE XI        INCENTIVE PROGRAM ..............................    14
ARTICLE XII       EXCEPTIONS .....................................    15
ARTICLE XIII      FAIR EMPLOYMENT PRACTICES ......................    15
ARTICLE XIV       FUNERAL LEAVE ..................................    15
ARTICLE XV        SAVINGS CLAUSE .................................    16
ARTICLE XVI       NO STRIKES - NO LOCKOUTS .......................    16
ARTICLE XVII      TERMINATION ....................................    17

June 23, 1994

Mr. Michael Smith
Millmen's Local No. 1689
1322 South Fawcett
Tacoma, Washington  98402

                   Re: Labor Agreement/Serta Mattress Company

Dear Mike:

Enclosed for you review is the revised Labor Agreement with Serta Mattress Company. Enclosed are four originals of the Agreement. If all is in order, please sign, then forward to Chuck Peterson. After the agreements are fully executed, please have Mr. Peterson forward two originals to the undersigned.

If there are any corrections or if you have any questions, please contact us.

Very truly yours,

WASHINGTON EMPLOYERS, INC.



John P. Tullius, Manager

Tacoma Office

Enclosures

                                    1997-2000

                          WORKING CONDITIONS AGREEMENT

This agreement is entered into by and between Serta Mattress Company for its facility located in Pierce County, Washington (hereinafter referred to as the "Employer") and Lumber & Sawmill Workers' Union, Local 2633 affiliated with the Western Council of Industrial Workers, chartered by the United Brotherhood of Carpenters & Joiners of America, AFL-CIO, (hereinafter referred to as the "Union"), this 1st day of May, l997.

Witnesseth:

That the intent and purpose of the parties hereto is this Agreement will promote and improve industrial and economic relationship between the Employer and the Union, and to set forth herein the basic agreement covering rates of pay, hours of work, and other conditions of employment to be observed between the parties hereto.

Now, therefore, in consideration of the promises and the mutual agreement hereinafter stated, it is agreed as follows:


ARTICLE I                  BARGAINING UNIT

SECTION 1

(a) The Employer recognizes the Union as the sole and exclusive collective bargaining agency for all production and maintenance employees, including temporary and part-time employees, employed at the Employer's facility located in Pierce County, Washington who perform the work within the classifications listed in the wage addendum, and all employees not hereinafter excluded, with respect to wages, hours of work and other conditions of employment, excepting employees performing duties under the jurisdiction of another bona fide labor union, office force, supervisors and non-working foremen. The Union agrees that the inclusion of working foremen as subject to Union membership is not intended to change present and past practices as to requirement of Union membership.

(b) Temporary workers, not to exceed six (6), who are contracted from an outside agency are excluded from the provisions of Article I for the first ninety (90) days or partial days actually worked provided, however, they shall receive not less than the minimum wage rate for the classification of work performed. If retained over ninety (90) days or partial days by the Employer, they shall be considered as employees of the Employer and be required to become and remain a member in good standing with the Union as a condition of continued employment. Application of this provision shall not cause the layoff of regular employees.

(c) The Employer may employ up to four (4) temporary student hires during periods school is not in session provided no regular employee is laid off. For such employees, the Employer is not required to remit monthly contributions to either the pension or health and welfare trusts nor are the employees requires to become members in good standing in the Union. In lieu of membership requirements, they shall pay a monthly fee to the Union equal to the usual and customary monthly fee required by the Union for membership.

(d) The primary responsibility of supervisors is to provide effective direction to employees within their work groups; however, the parties recognize that supervisors in the performance of their functions may, from time to time, perform a limited amount of work that is normally assigned to bargaining unit employees. The performance of such work by a supervisor shall not cause a bargaining unit employee to be sent home early, laid off, or denied the opportunity to work overtime.

(e) It is agreed that Supervisors and Foremen will not work as a replacement on any bench, machine or job that is assigned to a regular employee.

(f) It is agreed that flammability testing required by any governmental agency is exempt from the Union's jurisdiction.

SECTION 2

(a) It shall be a condition of employment that all employees of the Employer covered by this agreement who are members of the Union in good standing on the effective date of this agreement shall remain members in good standing, and those who are not members on the effective date of this agreement shall, on or after the 30th day following the effective date of this agreement, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this agreement and hired on or after its effective date shall, on or after the 30th day following the beginning of such employment, become and remain members in good standing in the Union.

(b) The Employer agrees not to keep in his employ, in the classifications herein, anyone whose membership in the Union is not in good standing because of failure to tender periodic dues or initiation fees uniformly required as a condition of acquiring or retaining membership in the Union.

(c) The Employer agrees to furnish the Local Union Representative the names of new employees within seven (7) calendar days after employment by mailing form furnished by the Union.

(d) The Union agrees to indemnify the Company against any judgments rendered against the Company because the Company carried out a written request given to it by the Union in connection with this Article.

SECTION 3

Employees and Union Representatives shall not solicit Union Membership or collect dues of any employee on company property on company time, although such activities may be conducted on company property on the free time of employees.

SECTION 4

The Union recognizes the responsibilities imposed upon it as the exclusive bargaining agent for the employees and realizes that in order to provide maximum opportunities for continuing employment, good working conditions, and good wages, the Employer must be in a strong market position which means it must produce at the lowest possible costs consistent with fair labor standards. The Union, through its bargaining position, assumes a joint responsibility in the attainment of these goals. The Union, therefore, agrees that it will cooperate with the Employer and support its efforts to assure a full day's work on the part of its members, that it will actively combat absenteeism and any other practices which restrict production. It further agrees that it will support the Employer in its efforts to eliminate waste in production; conserve materials and supplies; improve the quality of workmanship; prevent accidents and strengthen good will between the Employer, the employee, the customer and the public. Both parties hereto recognize that under this agreement each of them has responsibilities for the welfare and security of the employees.


ARTICLE II        COMMITTEES AND ARBITRATION

SECTION 1

There may be selected by the employees of the Employer, who are members of said Union, a committee not to exceed three employees to be known as the "Shop Committee." The employees selected shall have been with the company six months, shall be a journeyman at the trade, and have sanction of the Union. The severance of the connection of any member of the committee as an employee shall automatically terminate his position on such committee. All decisions rendered by the Shop Committee shall be subject to approval by the Local Union or Union Business Representative.

SECTION 2

The Business Representative of the Union is to be recognized as a member of the Shop Committee and may sit in on any and all meetings and shall have access to the plant to carry out his duty as Business Representative. The Business Representative will first make his presence known at the Employer's office. It is agreed the Business Representative will not disrupt plant production in carrying out his duties.

SECTION 3

In the adjustment and disposition of a grievance, which is defined as an alleged breach of this Agreement raised during its term, the following procedures shall be followed:

Step 1:

Oral discussion of the problem by the employee, or his Shop Committee, or his Union Business Agent, with the supervisor within two (2) working days from the date of occurrence.

Step 2:

If Step 1 does not dispose of the grievance within seven (7) calendar days from the date of occurrence of the problem, either the employee or his Shop Committee member, or his Union Business Agent shall submit the grievance through oral discussion or in writing to the Operations Manager.

Step 3:

If the Operations Manager cannot dispose of the grievance within an additional seven (7) calendar days from the date of occurrence, the matter shall, upon the motion of either party, be referred to a Union-Management committee composed of one representative of top management and one representative of the Union for the purpose of effecting a settlement.

Step 4:

(a) If the Union-Management Committee has failed to settle the matter within one week, it shall be referred to a Board of Adjustment consisting of not more than four (4) members, an equal number appointed by the Company and by the Union.

(b) Both parties to the grievance shall present their position on the matter to the Board of Adjustment. The Board of Adjustment shall have the authority to arrive at a majority decision which shall be final and binding upon the parties.

(c) If the members of the Board of Adjustment fail to meet within ten (10) working days from receipt of written notification of the grievance, the grievance may be referred to arbitration pursuant to Step 5 of this Article.

(d) All decisions of the Board of Adjustment shall be in writing and a copy sent to the Company involved, the employee involved, and the Union. If the Board of Adjustment fails to reach a majority decision within ten
         (10) working days on any grievance submitted to it, such grievance may, within ten (10) working days thereafter, be referred to arbitration in accordance with the procedure set forth in Step 5.

Step 5:

Only grievances which arise because of the application of the language of the contract, or as a matter of interpretation of the contract may be referred to arbitration. If Management and the Union Business Representative cannot agree to the selection of an arbitrator, then they shall request a list of seven arbitrators from the Federal Mediation and Conciliation Service. Management and the Union Business Representative shall alternately cancel out names from such list until only one remains and he/she shall serve as the arbitrator. Arbitration shall be confined to the application and interpretation of the terms of this agreement and the arbitrator shall not have power to alter, amend or modify this Agreement. The decision of the Arbitrator must be rendered within thirty(30) calendar days after the matter is submitted to him/her. The decision of the Union-Management Committee or the arbitrator shall be final and binding on both parties. The cost of arbitration shall be borne equally by both parties.

SECTION 4

Committee meetings called by the Employer during regular working hours shall result in no loss of time or pay to the committee. Meetings called by the Union shall not be paid for by the Employer.

SECTION 5

If an employee or the Union fails to process a grievance within the time limits set forth above and the procedure is not waived by mutual written agreement, that grievance shall be deemed waived and such failure shall constitute a bar to any future actions thereon. If the Company fails to respond within the time limits prescribed, unless the procedure is waived by mutual written agreement, the grievance shall be considered having automatically advanced to the next step in the Grievance Procedure.


ARTICLE III       WORKDAY - WORKWEEK - OVERTIME

SECTION 1

Eight (8) continuous hours starting not earlier than 5:00 A.M. nor later than 12:00 NOON shall constitute a regular day's work, exclusive of a lunch break not to exceed one-half (1/2) hour. Forty (40) hours to consist of five (5) consecutive eight (8) hour days shall constitute the regular workweek. The workweek begins with the first (1st) regular shift on Monday morning. The Employer may schedule a four (4) day, forty (40) hour workweek for the plant or portions thereof at the regular straight time hourly rate by mutual agreement with the Union and a majority of affected employees.

SECTION 2

Time and one-half (l-1/2) the employee's regular straight time rate of pay shall be paid on all hours worked in excess of forty (40) in one work week.

SECTION 3

All hours worked on Saturday and all hours worked in excess of eight (8) on a daily basis shall be paid at one and one-half (l-l/2) times the regular straight time hourly rate, provided the employee works all scheduled hours available to him during the regular work week (Monday through Friday).

SECTION 4

Two (2) times the employee's regular rate of pay shall be paid for all hours worked on Sunday and all hours worked in excess of ten (10) on a daily basis.

SECTION 5

There shall be no pyramiding of overtime.

SECTION 6

A shift shall conclude at the same hourly rate as paid for the first hour of the shift.

SECTION 7

Pay days shall be on Friday, every other week. Employees laid off work for any reason on pay day shall receive their pay checks at the end of the last shift they work, if such shift is within twenty-four (24) hours of the regular pay day. Each employee at the time of payment of wages shall be furnished an itemized statement of gross wages and all deductions for that pay period.

SECTION 8

There shall be a rest period for all employees of ten minutes in every continuous half shift of employment, and shall be as near as practical in the middle of each shift. Employees shall not leave the premises. There will be a warning signal, and all employees will start production at termination of rest period.

SECTION 9

All night shift workers shall receive twenty cents ($.20) per hour above the regular hourly rate for any operation.

SECTION 10

Employees reporting for work shall be granted four (4) hours' pay for any fraction thereof, unless notified prior to the end of the previous day's work that their services are not required, unless the plant, or the portion of the plant in which the employee works, is shut down by a breakdown or unavoidable accident or by reason of some occurrence beyond the control of the Employer.


SECTION 11

Employees called back to work after they have completed their shift and left the plant shall be granted a minimum of two hours' pay at one and one-half times their regular rate. Time worked in excess of two hours shall be paid at double their regular rate.

SECTION 12

The Employer shall endeavor to provide employees with notice of daily overtime prior to last break, and notice of weekend overtime requirements by 12 Noon on Friday, emergencies excepted.


ARTICLE IV        HEALTH, SAFETY, RETIREMENT & TIME LOSS

SECTION 1

The Union, its members and the Employer shall strictly adhere to all safety and sanitary requirements as provided for by law, order and regulations.

SECTION 2

The Employer shall furnish adequate relief as required on production line.

SECTION 3
(a)   Life Insurance
      On behalf of eligible employees, the Employer agrees to pay the monthly premium for life insurance in an amount of $5,000 and Accidental Death and Dismemberment insurance, excluding losses resulting from occupational accidents, in the amount up to $5,000.

SECTION 4
(a)    Time Loss
       On behalf of eligible employees, the Employer agrees to pay the monthly premium for time-loss benefits that provide $150.00 per week compensation for up to 26 weeks. Benefits to commence on the first day when hospitalized and on the eighth day when disabled due to accident or sickness and not hospitalized. Benefits shall be reduced to the extent of comparable coverage provided by State or Federal programs.

(b)    Eligibility
       Employees shall be eligible to participate on the first day of the fourth
       (4th) month of employment and for each month thereafter provided the employee remains employed on a full-time basis (21 hours or more per week) and is on the payroll the first day of the month.

SECTION 5         Hospital-Medical-Surgical Benefits
(a)    Employee Benefits
       Effective September 1, 1997 and thereafter for the term of the Agreement, the Employer agrees to pay monthly contributions in order to provide medical and vision benefits equivalent to the medical plan known as Medical Value Plan M8 and the vision plan known as Vision Plan 2 for eligible employees and their eligible employees.

       Effective September 1, 1997 on behalf of eligible employees and eligible dependents, the Employer agrees to increase its monthly contribution to $200.00 per month.

       The contribution rate by employees for subscriber-only coverage remains at 0 for the employee.

       For the employee plus spouse, the total monthly contribution is $232.80 per month, and the employee contribution is reduced from $167.11 per month to $32.80 per month.

       For the employee plus spouse and one dependent child, the total monthly contribution is $339.96 per month, and the employee contribution is reduced from $258.30 to $139.96 per month.

       For the employee plus one dependent child, the total monthly contribution is $232.80 per month, and the employee contribution is reduced from $64.50 to $32.80 per month.

       For the employee plus two or more dependent children, the total monthly contribution is $339.96 per month, and the employee contribution is reduced from $155.75 to $139.96 per month.

(b)    Maintenance of Benefits
       For the term of the agreement, the employer agrees to pay the full cost of increases required by the Trustees to maintain current benefits for the coverage of the employee. Increases in cost for an eligible spouse and dependent child(s) shall be funded fifty percent (50%) by the Company and fifty percent (50%) by the employee through payroll deduction.

(c)    Eligibility
       Employees shall be eligible to participate on the first day of the fourth
       (4th) month of employment and for each month thereafter provided the employee remains employed on a full-time basis (21 hours or more per week) and is on the payroll the first day of the month.

SECTION 6         Dental

The Employer agrees to continue to provide a dental plan comparable to Plan 124P from the Washington Employers Trust for eligible employees who are on the payroll the first working day of the month and who were compensated for an average of 21 or more hours each week in the immediately preceding month. New hires shall be eligible to participate in the Plan following six months of employment with the Employer. Eligible employees, subject to Trust regulations, may enroll their eligible dependents by paying the monthly premium through payroll deduction.

SECTION 7         Compensable Hours

For the purpose of Article IV, compensable hours are defined as:
(a)    All straight-time hours worked.
(b)    All overtime hours worked.
(c)    All vacation hours for which an employee receives pay.
(d)    All holiday hours for which an employee receives pay.

ARTICLE V         PENSION

SECTION 1

(a) Effective on May 1, 1997 compensable hours, the Employer agrees to pay into the Tacoma Millmen's Pension Trust Fund thirty five cents ($.35) per compensable hour on behalf of each eligible employee performing covered work. Said amount shall be computed monthly and shall be paid on or before the 10th day of the following month.

(b) Effective on May 1, 1998 compensable hours, increase the pension contribution by five cents (5 cents) to forty cents (40 cents) per compensable hour.

(c) Effective on May 1, 1999 compensable hours, increase the pension contribution by five cents (5 cents) to forty-five cents (45 cents) per compensable hour.

SECTION 2

Eligibility shall be as specified in the Trust Booklets. However, expressly excluded are temporary and summer student employees.

SECTION 3         Compensable Hours

For the purpose of Article V, compensable hours are defined as:

(a)    All straight-time hours worked.
(b)    All overtime hours worked.
(c)    All vacation hours for which an employee receives pay.
(d)    All holiday hours for which an employee receives pay.

SECTION 4

(a) In case of failure of an individual employer to make the required contributions to the Trust Fund, the Trustees may take necessary legal action to collect such withheld contributions and surcharges, as well as the costs of such action, together with a reasonable sum for an attorney's fee and other damages to the Fund caused by the failure to make said contributions.

(b) The Employer and the Union consent to accept the terms, conditions, and provisions of the written Trust Agreements as amended.

(c) The Employer and the Union agree that the Trustees named in said Trust Agreement and their successors are and shall be its representatives and the Employer and the Union consent to be bound by the acts of said Trustees made pursuant to and in carrying out the provisions of the said Trust.

(d) A copy of the Trust document will be made available for inspection upon request.




ARTICLE VI        SENIORITY

SECTION 1

Giving full consideration to the efficient operation of the facility, seniority shall prevail in layoffs, recall from layoff, and assignment of overtime provided the senior employee's ability is relatively equal to that of the junior employee. The Employer shall be the judge of the competency of the employees, subject to the grievance procedure. Upon completion of the probationary period seniority shall be credited from the last date of hire. Overtime assignments claimed by senior employees shall be compensated at the wage rate for the classification of work to be performed.

SECTION 2

This clause shall not apply to any employee with less than sixty-six (66) days actually worked. Upon written request of the Employer, an additional twenty two
(22) days probationary period may be granted by written agreement between the Employer and Union. The period of time prior to the attainment of seniority is considered to be a probationary period. The layoff or termination of a probationary employee shall not be subject to the grievance procedure.

SECTION 3

Seniority shall be broken for the following reasons:

1.     Discharge for reasonable cause.
2.     Voluntary quit.
3.     Layoff of six (6) months or more.
4.     Absence from work because of non-occupational illness or injury of nine
       (9) months or more.
5.     Absence from work because of occupational illness or injury of twelve
       (12) months or more.
6. Absence for three (3) consecutive work days without authorization and/or without notifying the Employer except in the event of compelling mitigating circumstances.
7. Failure to return to work within three (3) consecutive working days after being recalled by the Employer (five (5) consecutive days when employed elsewhere) by a letter sent by registered mail with return receipt requested, addressed to the employee at the last address given the Employer. Exception will be given where the Employee shows compelling mitigating circumstances.
8. When off work employees are required to reaffirm their continued interest in employment with the Company by signing an employment register at the Company's office by the tenth (10th) of each month. Failure to comply with the sign-in procedure will result in the forfeiture of the employee's seniority rights.

SECTION 4

All job openings, other than temporary openings, shall be posted within the plant for not less than forty eight (48) hours. Employees who wish to be considered for an open job should notify the Operations Manager of their interest. Senior employees shall be given first preference for promotions when the senior employee's ability to perform the work is relatively equal to that of the junior employee. Once awarded a job, an employee shall be disqualified from bidding on another job for a period of forty five (45) days worked from the date the job is awarded.


ARTICLE VII       LEAVE OF ABSENCE

SECTION 1

Employees desiring leaves-of-absence shall submit their request in writing stating the reason and the duration of the leave. When leaves-of-absence are granted, the dates of and reason for the leave shall be written in triplicate with copies to the employee, the Union and one copy retained in the Employer's files. It is understood that such leave is canceled if the employee accepts other employment. Failure to return to work at the end of an approved leave of absence shall cause loss of seniority and termination of employment.

SECTION 2

The Union and Employer recognize their respective responsibilities under the Family and Medical Leave Act and Uniformed Services Employment and Reemployment Rights Act.


ARTICLE VIII      HOLIDAYS

SECTION 1

The following are recognized holidays: New Year's Day, President's Day, Memorial Day (Day of National observance), July 4th, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day, December 24, and Christmas Day.

The Employer and the Local Union may substitute another day as a paid holiday in lieu of President's Day or Memorial Day. An understanding of any change from the paid holidays listed must be agreed on by an exchange of letters and upon reasonable notice by either party.

When any of the recognized holidays fall on a Sunday, the following Monday may be observed as the holiday or when the holiday falls on a Saturday, the preceding Friday may be observed as the holiday. The Company agrees to notify employees ten (10) calendar days in advance, emergencies excepted, of the day on which the holiday shall be observed.

SECTION 2

Each employee, unless discharged for cause, shall be paid for the above holidays if he has worked his last scheduled work day within the fourteen (14) calendar day period preceding the holiday and works his first scheduled work day within the fourteen (14) calendar day period following the holiday. New employees shall not be eligible for holiday pay until after they have completed their probationary period. Employees otherwise qualified, who are off work due to an occupational accident or illness, shall receive holiday pay for the first holiday occurring during their disability if certified to in writing by a licensed physician.




SECTION 3

When work is performed on any of the above-mentioned holidays, the employee shall receive pay at the rate of time and one-half for the hours worked in addition to the pay due for the holiday as provided in Section 2 above.


ARTICLE IX        DISCHARGE RIGHTS

SECTION 1

(a) All employees who have completed the probationary period shall not be discharged by the Employer without reasonable cause. Prior to discharge of any non-probationary employee, the Employer shall give notice to the proper Union official.

(b) If a dispute arises between the parties hereto as to whether the discharge was for reasonable cause or not, the said dispute shall be subject to the grievance procedure. If the grievance should go to arbitration then the arbitrator's decision shall be binding upon both parties. The arbitrator shall have the jurisdiction among other things to determine whether the discharge was or was not for a reasonable cause, and if not, to order reinstatement with back pay and no loss of seniority. Likewise, the arbitrator shall have the jurisdiction to order reinstatement without back pay.

SECTION 2

The Employer shall have the right to warn employees for acts of negligence, inefficiency or inattention to his duties and/or other misconduct.

SECTION 3

The following work rules shall be applicable to all employees and shall be observed without discrimination. Application of these rules is subject to the grievance procedure.

GROUP A:    1st Offense - Written Warning;
            2nd Offense - Up To One Week's Suspension;
            3rd Offense - Discharge

1. Poor workmanship or continued production of inferior quality or quantity.

2. Neglect of duty such as loafing, wandering about the plant or in other departments without proper authority to do so.

3.      Leaving plant during working hours without proper authority.

4. Failure of employees to be ready to work at his or her station at the starting signal and/or failure to work until the quitting signal, including break periods.

5.      Eating lunch at time other than times provided for.

6. Using company telephone lines and extensions for outgoing calls without having the call authorized by his foreman.

7. Creating or contributing to unsanitary and/or poor housekeeping conditions.

8.      Significant inaccuracies in reporting production.

9. Failure to notify the company of impending absence within one-half hour after the start of the shift.


GROUP B:      1st Offense - Written Warning;
              2nd Offense - Discharge

1. Reporting for work under the influence of intoxicants, hallucinogens, narcotics, or controlled substances.

2.      Willful holding back, limiting or hindering production.

3. Minor cases of insubordination, carelessness and recklessness, playing tricks, jokes or dangerous pranks on other employees, disregard for safety and comfort of fellow workers, violation of established safety rules.

4. Defacing or removing notices from bulletin boards without management approval.

5.      Excessive tardiness or excessive absence.

6.      Refusal to obey reasonable orders and neglect of duty.

7. Employee's failing to report all cases of injury at once to his foreman or first aid station.

8.      Chronic wage garnishment.

9.      Verbal harassment of company employee on company premises.

10.     Any employee threatening violence on company premises.




GROUP C: Discharge Without Warning

1. Bringing or consuming intoxicants, hallucinogens, narcotics or controlled substances in the plant or on premises.

2.      Smoking in prohibited areas.

3.      Disorderly or immoral conduct.

4. Deliberate destruction or removal of property belonging to the Company or to another employee.

5.      Altering time cards.

6.      Punching time cards for another employee.

7. Any gross case of insubordination, gross misconduct, habitual carelessness, and habitual recklessness, playing tricks, jokes or dangerous pranks on other employees, disregard for safety and comfort of fellow workers, violation of established safety rules.

8.      An employee resorting to violence on the premises.


SECTION 4

Enforcement of the above working rules is recognized as a prerogative of management subject to the grievance procedure set forth in this Labor Agreement. Copies of written warnings will be given to the Business Representative and the employee. All warnings will be eliminated from the records of an employee if no offense is recorded within any succeeding twelve-month period.



ARTICLE X         VACATIONS


SECTION 1

Vacations shall be granted with pay to employees in the continuous employ of the Employer according to the following schedule:

       After 1 year of continuous service:      Up to 1 week (40 hours)
       After 2 years of continuous service:     Up to 2 weeks (80) hours
       After 10 years of continuous service:    Up to 3 weeks (120) hours


SECTION 2

Vacation shall be granted at a time mutually agreed upon.


SECTION 3

Two (2) weeks of vacation may be taken consecutively. The third (3rd) week of vacation, when earned, may be taken consecutively if it is mutually agreeable between the Employer and employee.


SECTION 4

Employees, otherwise qualified, accrue one-twelfth (1/12) of their vacation entitlement for each month they are compensated for one hundred (100) or more hours during the vacation year.


SECTION 5

After one (1) year of service, an employee who is separated from his employment, except for termination for just cause, shall be paid pro rata vacation pay in accordance with Section 1 and Section 4 of this article.


SECTION 6

For vacation purposes the following shall be considered as hours worked:

(1)    All paid holiday hours.

(2)    All paid vacation hours.
(3) Up to 1,000 hours lost due to certified industrial accidents during the vacation year in which the accident occurs.
(4)    Up to 80 hours spent in military reserve training.
(5)    All paid funeral leave hours.



SECTION 7

Employees entering military service shall not have their vacation jeopardized and shall receive their vacation at the first vacation period after returning to work.


SECTION 8

Vacations may be scheduled by closing down the entire plant or a part thereof, or by staggering vacations in accordance with the requirements of operations and shipments. The Employer shall post written notice thereof by April 1st so that employees may make vacation plans.


SECTION 9

Vacations must be taken and cannot be accumulated to be used in following vacation years, provided however, employees eligible for three weeks of vacation may accept pay in lieu of time off for the third week of vacation.


SECTION 10

If the vacation period includes a holiday (including holidays falling on Saturday and Sunday) the vacation period shall be extended by one day. Holidays shall be paid for in addition to vacation pay, subject to the provisions of
Article VIII.


SECTION 11

Employees qualified for vacation pay shall receive their vacation pay prior to taking vacation upon written request.


SECTION 12

An employee's vacation pay shall be based on his regular straight time hourly rate of pay received immediately prior to his vacation.



ARTICLE XI                    INCENTIVE PROGRAM

SECTION 1

The Company may establish an Incentive Plan for the Plant or portion thereof.



ARTICLE XII                   EXCEPTIONS

SECTION 1

Any condition that may arise and is not provided for herein may be attached to this Agreement, provided, however, it does not conflict with any part to Article mentioned, and is mutually agreed upon by the Local Union and Employer.



ARTICLE XIII                  FAIR EMPLOYMENT PRACTICES


SECTION 1

The Employer and the Union recognize their respective responsibility under Federal, State and Local laws relating to fair employment practices.


SECTION 2

The Employer and the Union recognize their moral obligation in the area of civil rights and have reaffirmed in the agreement, their joint commitment not to discriminate because union activity or lack thereof, race, creed, color, age, sex, national origin, handicap, and marital or veteran status as defined in applicable laws.


SECTION 3

Nothing in this Agreement will prevent the Union and Employer from fulfilling their respective obligations under the Americans with Disabilities Act and the Family and Medical Leave Act.



ARTICLE XIV                FUNERAL LEAVE


SECTION 1

In the event of death in the immediate family (parent, spouse, child, step child, step parent, brother, sister, grandfather, grandmother, grandchildren, mother-in-law, and father-in-law), a seniority employee shall be entitled to a maximum of three (3) days off with pay to attend the funeral. Such time with pay is intended to compensate the employee only for loss from the regularly scheduled workweek. The employee may be required to show documentation of relationship and attendance at the funeral.




ARTICLE XV                 SAVINGS CLAUSE

SECTION 1

Should any article, section or provision herein contained be rendered or declared invalid by reason of any existing or subsequently enacted statute, ordinance or other law, or by the decree of judgment of any court of competent jurisdiction, the invalidation of such article, section or provision will not affect the remaining portions hereof and such other parts and provisions will remain in full force and effect. Upon the invalidation of any article, section or provision hereof, the parties will meet and negotiate the parts and provisions concerned within thirty (30) days from the date the fact of such invalidation is communicated to them; provided, however, that the parties may mutually agree to extend the time for such negotiations.


ARTICLE XVI                NO STRIKES - NO LOCKOUTS

SECTION 1

The Union agrees that there will be no strikes of any kind during the term of this Agreement except for failure of the Company to meet payroll or fringe benefit payments within seventy-two (72) hours of the due date.

SECTION 2

The Company agrees that there will be no lockout. If, during the term of this Agreement, any employees engage in any strike of any kind, stoppages of work or slowdowns, the Local Officers and other paid representatives of the Union will cooperate with the Company in ending such occurrence and returning the employees to work.

SECTION 3

It is understood and agreed that in the event of any strikes of any kind, stoppages of work or slowdowns on the part of any employees during the life of this agreement, there will be no liability on the part of the Union, or any of their officers or representatives. Employees who engage in any of these acts may be discharged or disciplined by the Company but shall have recourse to the Grievance Procedure.

SECTION 4

The decision to cross or not to cross a lawful primary picket line established by another union and authorized by the Pierce County Central Labor Council shall rest exclusively with the employee and is to be made without coercion by either the Union or the Employer. The Employer reserves its statutory right to meet its operating requirements by all lawful means, including the use of replacement employees, temporary or permanent.





ARTICLE XVII               TERMINATION

SECTION 1

This Agreement shall be effective May l, 1997 until May l, 2000 and shall continue from year to year thereafter unless either party serves written notice of desire to change or terminate at least sixty (60) days prior to the anniversary date. In the event that either party notifies the other of its desire to modify this Agreement, this Agreement shall continue to remain in effect during the period of negotiations and beyond the anniversary date until either party shall give the other party ten (10) days notice in writing of cancellation.

Signed and dated this _______________day of ___________________________, 1997 in
Tacoma, Washington.


Serta Mattress Company for Its Facility
Located In Pierce County, Washington       Lumber & Sawmill Workers Union, #2633


/S/ Tom Sparks                             /S/ Michael P. Smith
________________________________________   _____________________________________
Tom Sparks                                 Michael P. Smith
Operations Manager                         Business Representative



Company Representative                     Western Council Of Industrial Workers


/S/ John Tullius                           /S/ Charles S. Peterson
________________________________________   _____________________________________
John Tullius                               Charles S. Peterson
Washington Employers, Inc.                 Area Representative

WAGE AGREEMENT                                                          PAGE ONE


This agreement is entered into by and between Serta Mattress Company for its facility located in Pierce County, Washington (hereinafter referred to as the "Employer") and Lumber & Sawmill Workers Union, Local 2633 affiliated with the Western Council of Industrial Workers, chartered by the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, (hereinafter called the "Union"), this 1st day of May, 1997.


ARTICLE I                     WAGES

SECTION 1

In the event that an employee is performing work that cannot properly be classified under the following list, or that has been omitted from the list below, and in case of a new operation being created and not listed, it is understood and agreed that a rate to cover such work will be agreed upon by the Employer and the Union.


SECTION 2

New help experienced at the job to which assigned upon qualification by the Employer shall receive the rate of the job. New help without prior experience with the Employer shall receive not less than the Federal or State minimum wage and shall be increased twenty-five cents ($.25) per hour each twenty two (22) days worked up to the regular classification rate of pay. Thereafter, increases shall be in accordance with the provisions of Section 3.


SECTION 3

(a) Any employee moving to a higher paid job shall receive ten cents ($.10) per hour after twenty two (22) days worked, and shall receive the rate of the job performed after forty-four (44) days worked. If an employee cannot perform the job in a competent manner within this period, he shall be transferred back to his former job, at his former rate of pay.

(b) Employees of the Company competent from prior experience shall receive the rate of the job immediately upon being transferred to a higher classification.


SECTION 4

If work of a higher classification is temporarily required of an employee for four or more hours he shall receive the wage of the position to which he has been assigned for the balance of the day. Excluding overtime claimed on the basis of seniority, when an employee is shifted for any reason to a job paying a lesser wage than he has been receiving, there shall be no reduction of his hourly rate for the first five (5) consecutive working days. Beginning with the sixth (6th) consecutive working day his hourly rate may be reduced to the rate of job which he is performing.

WAGE AGREEMENT                                                          PAGE TWO


SECTION 5

Wage rates herein provided shall be regarded as minimum rates for work performed in the job classification. Payment of rates in excess of the minimum as well as gifts, gratuities, or bonuses are at the sole discretion of the Employer.

                                                                          WAGES
                                                                        EFFECTIVE
                                           MAY 1, 1997                 MAY 1, 1998                MAY 1, 1999
                                           -----------                 -----------                -----------
CLASS 1                                       $6.75                       $7.00                      $7.25
-------                                       -----                       -----                      -----
Laborer
Assistant Bagger
Material Handler
Asst. Mattress Line Feed
Asst. Mechanic
Asst. Quilter
Asst. Truck Loader

CLASS 2                                       $8.45                       $8.70                      $8.95
-------                                       -----                       -----                      -----
Box Spring Frame Assembly
Springs to Grid Assembly
Spring to Frame Assembly

CLASS 3                                       $8.95                       $9.20                      $9.45
-------                                       -----                       -----                      -----
Bagger
Box Line Feed

CLASS 4                                       $9.70                       $9.95                      $10.20
-------                                       -----                       -----                      ------
General Sewing
  (include. Labeler)
Hand Cutting
Mattress Line Feed
Panel Farm
Receiving
Truck Loader

CLASS 5                                       $9.85                      $10.10                      $10.35
-------                                       -----                      ------                      ------
Build Up
Quilt Machine Oper.
Upholsterer Foundation

CLASS 6                                       $10.40                     $10.65                      $10.90
-------                                       ------                     ------                      ------
Tap Edge

CLASS 7                                       $11.25                     $11.50                      $11.75
-------                                       ------                     ------                      ------
Mechanic

WAGE AGREEMENT                                                        PAGE THREE



LEAD PERSON
$.25 per hour over their regular classification of pay when assigned as a lead person.


SECTION 1

This Agreement shall be effective May l, 1997 until May l, 2000 and shall continue from year to year thereafter unless either party serves written notice of desire to change or terminate at least sixty (60) days prior to the anniversary date. In the event that either party notifies the other of its desire to modify this Agreement, this Agreement shall continue to remain in effect during the period of negotiations and beyond the anniversary date until either party shall give the other party ten (10) days notice in writing of cancellation.


Signed and dated this ______________ day of ____________________________, 1997
in Tacoma, Washington.

Serta Mattress Company for Its Facility
Located In Pierce County, Washington       Lumber & Sawmill Workers Union, #2633


/S/ Tom Sparks                             /S/ Michael P. Smith
________________________________________   _____________________________________
Tom Sparks                                 Michael P. Smith
Operations Manager                         Business Representative



Company Representative                     Western Council Of Industrial Workers


/S/ John Tullius                           /S/ Charles S. Peterson
________________________________________   _____________________________________
John Tullius                               Charles S. Peterson
Washington Employers, Inc.                 Area Representative